Exhibit 1

JOINT FILING AGREEMENT

The undersigned parties hereby agree that this Statement on Schedule 13D filed herewith, and any amendments thereto filed hereafter by any of the undersigned parties, relating to the ordinary shares, par value $0.0001 per share of Silexion Therapeutics Corp, is being (and will be, in the case of amendments hereto) filed jointly with the Securities and Exchange Commission pursuant to Rule 13d-1(k) of the Securities Exchange Act of 1934, as amended, on behalf of each such person.

Date: August 22, 2024

GREENSTAR, L.P.

By:	Moringa Partners Ltd., its sole General Partner

	By:	/s/ Ilan Levin
	Name:	Ilan Levin
	Title:	Director

Moringa Sponsor, LP

By:	Moringa Partners Ltd., its sole General Partner

	By:	/s/ Ilan Levin
	Name:	Ilan Levin
	Title:	Director

Moringa Partners Ltd.

/s/ Ilan Levin
Ilan Levin
Director

/s/ Ilan Levin
ILAN LEVIN